UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2009

KKR FINANCIAL HOLDINGS LLC

(Exact name of registrant as specified in charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33437 (Commission File Number)	11-3801844 (IRS Employer Identification No.)

550 California Street, 50th Floor
San Francisco, California

(Address of principal executive offices)

415-315-3620

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.            Other Events.

On March 31, 2009, KKR Financial Holdings LLC (the “Company”) announced that it had completed the restructuring of its market value collateralized loan obligation transaction, Wayzata Funding LLC (“Wayzata”).  As a result of the restructuring, substantially all of Wayzata’s assets have been transferred to KKR Financial CLO 2009-1, Ltd., a newly formed special purpose company organized in the Cayman Islands (the “CLO”), which has issued $560,790,000 aggregate principal amount of Class A Senior Secured Notes due April 2017 (the “Class A Notes”) and $154,299,869 aggregate principal amount of Subordinated Notes due April 2017 (the “Subordinated Notes,” and together with the Class A Notes, the “Notes”), to the existing Wayzata note holders, in exchange for cancellation of the Wayzata notes, due November 2012, previously held by each of them.  The CLO has been structured as a cash flow transaction and does not contain the market value provisions contained in Wayzata. The portfolio manager of the CLO is an affiliate of the Company’s investment manager.  The Notes are secured by the same collateral that secured the Wayzata facility, consisting primarily of senior secured leveraged loans with a weighted average life of approximately 5.1 years.  As was the case with Wayzata, the Company and an affiliate currently own all of the Subordinated Notes issued by the CLO.  The Subordinated Notes entitle the Company to receive a pro rata portion of all excess cash flows from the portfolio after all senior obligations of the CLO have been paid in full or otherwise satisfied, including all outstanding principal of the Class A Notes and interest thereon accruing at a rate of 3-month LIBOR plus 4.25%.  If the CLO fails to satisfy a leverage requirement that will be tested in 2011, any excess cash flows from the portfolio that would otherwise be payable on the Subordinated Notes upon repayment in full of the Class A Notes will be reduced by the amount of an additional payment to the Class A Notes over and above the interest and principal then due on the Class A Notes.

The Company also announced that it was notified by the New York Stock Exchange (“NYSE”) that, based upon the modified listing standards adopted by the NYSE on February 26, 2009, the Company has regained compliance with the NYSE’s continued listing standard requiring a minimum average closing price of at least $1.00 per share over 30 consecutive trading days.  As previously disclosed, the Company was notified by the NYSE in December 2008 that it had fallen below the NYSE’s continued listing standard relating to the Company’s closing share price.  No assurance can be made that the Company will continue to meet these requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR FINANCIAL HOLDINGS LLC
(Registrant)

		By:	/s/ Jeffrey B. Van Horn
Date:	March 31, 2009		Jeffrey B. Van Horn
Chief Financial Officer